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                                 EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated January 26, 2001 accompanying the consolidated financial statements and schedule of Reptron Electronics, Inc., that are included in the Company's Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Reptron Electronics, Inc., on Forms S-8 (File No. 333-28727, effective June 6, 1997 and File No. 33-87854, effective December 22,
1994).

/S/ GRANT THORNTON LLP


Tampa, Florida
March 27, 2001